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                                                                     Exhibit 2.1

                       PLAN AND AGREEMENT OF AMALGAMATION

               This agreement dated as of July 18, 1996, among American Craft Brewing International Limited, a British Virgin Islands company ("Craft"), and American Craft Brewing International Limited, a Bermuda company ("American Brewing International" and together with Craft, the "Constituent Companies").

               WHEREAS, Craft is a company duly organized and existing under the laws of the British Virgin Islands, having been incorporated on December 6, 1995;

               WHEREAS,   American  Brewing  International  is  a  company  duly
organized and existing under the laws of Bermuda, having been incorporated on June 3, 1996; and

               WHEREAS, the Boards of Directors of the parties hereto deem it desirable, upon the terms and subject to the conditions herein stated, that Craft be amalgamated with and into American Brewing International (the "Amalgamation") and that American Brewing International be the surviving corporation with the outstanding shares of capital stock of Craft, par value US$1.00 per share (the "Craft Shares"), converted into common shares of US$0.01 each in the capital of the Company (the "ABI Shares"), of American Brewing International and that all of the Craft Shares in existence prior to the Amalgamation be canceled so that after the Amalgamation all of the outstanding ABI Shares, other than directors' qualifying shares, will be owned by those who prior to the Amalgamation owned all of the outstanding Craft Shares.

               NOW THEREFORE, it is agreed as follows:

                                    ARTICLE I

               1.1 On the effective date of the Amalgamation, Craft and American Brewing International shall amalgamate and continue as one company, with American Brewing International as the surviving corporation. The Constituent Companies shall make the appropriate filings with the Registrar of Companies of Bermuda and the Registrar of Companies of the British Virgin Islands.

                1.2 Upon the effective date of the Amalgamation:



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                    (i)    each then outstanding Craft Share shall, by virtue of
                           the Amalgamation and without any action on the part of the holder thereof, be converted into an ABI Share;

                    (ii) each holder of a share certificate or certificates representing Craft Shares immediately prior to the effective date of the Amalgamation (each an "Old Craft Share Certificate"), upon surrender of such certificate or certificates to American Brewing International after the effective date of the Amalgamation, shall be entitled to receive a share certificate or certificates representing the number of ABI Shares equal to the number of Craft Shares held by such holder immediately prior to the effective date of the Amalgamation;

                    (iii) if any certificate representing ABI Shares is to be issued in a name other than that in which an Old Craft Share Certificate is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to American Brewing International or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing ABI Shares in a name other than that of the registered holder of the Old Craft Share Certificate surrendered, or establish to the satisfaction of American Brewing International or its transfer agent that such tax has been paid or is not applicable; and

                    (iv) any and all ABI Shares issued and outstanding prior to such effective date, including the 12,000 ABI
                           Shares issued to Peter W. H. Bordeaux, shall be canceled, and shall be null and void.

                                   ARTICLE II

               2.1 Each record holder of the 2,000,000 issued and outstanding Craft Shares shall be entitled to vote on this Agreement and the Amalgamation as provided by the applicable laws of the British Virgin Islands. The record holder of the 12,000 issued and outstanding ABI Shares shall be entitled to vote on this Agreement and the Merger as provided by the applicable laws of Bermuda. If this Agreement is duly adopted by the requisite votes of such members and is not terminated as contemplated by Article VI, a Certificate of Amalgamation, executed in accordance with the law of Bermuda, shall be filed with the Registrar of Companies of Bermuda. The Amalgamation shall become effective on the time and date specified in the Certificate of Amalgamation issued by the Registrar of Companies of Bermuda, referred to herein as the "effective date of the Amalgamation."




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               2.2  Each of Craft and American Brewing  International  represent and warrant to each other that they are in good standing under the laws of the British Virgin Islands and Bermuda, respectively.

                                   ARTICLE III

               As of the effective date of the Amalgamation, the separate existence of Craft shall cease; American Brewing International shall thereupon possess all the rights, privileges, immunities and franchises, of a public as well as a private nature of Craft, and all property, real, personal and mixed and all debts due on whatever accounts, including subscriptions to shares, and all other choses in action, and each and every other interest of or belonging to or due to Craft shall be deemed to be the rights, privileges, immunities, franchises, property, debts and interests of American Brewing International without further act or deed, and the title to any real estate, or any interest therein, vested in Craft shall not revert or in any way be impaired by reason of the Amalgamation; and American Brewing International shall thenceforth be responsible and liable for all liabilities and obligations of Craft, and any claim existing or action or proceeding pending by or against Craft may be prosecuted as if the Amalgamation had not taken place, or American Brewing International may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Craft shall be impaired by the Amalgamation.

                                   ARTICLE IV

               The Memorandum of Amalgamation with respect to the Amalgamation shall be deemed to be the Memorandum of Association of American Brewing International and the Certificate of Amalgamation with respect to the Amalgamation shall be deemed to be the Certificate of Incorporation of American Brewing International. The Bye-Laws of American Brewing International shall not be affected by the Amalgamation.

                                    ARTICLE V

               This Agreement may be supplemented or amended in any manner at any time and from time to time before the issue of the Certificate of Amalgamation by the Constituent Companies without any action by the members of Craft or American Brewing International save with respect to the terms of conversion set forth in clause 1.2 above. Any variation, modification or amendment to this Agreement must be made in writing and executed by the Constituent Companies. This Agreement may be terminated and the Amalgamation abandoned at any time prior to the issuance by the Registrar of Companies in Bermuda of a Certificate of Amalgamation by action taken by the respective Boards of Directors of the Constituent Companies.



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                                   ARTICLE VI

               The names and addresses of the directors of American Brewing International after giving effect to the Amalgamation are as follows:

                        (i)   John P. Beaudette
                              MHW, Ltd.
                              1165 Northern Boulevard
                              Manhasset, New York 11030
                              UNITED STATES;

                        (ii)  Peter W. H. Bordeaux
                              One Galleria Boulevard
                              Metairie, Louisiana 70001
                              UNITED STATES;

                        (iii) Norman H. Brown, Jr.
                              277 Park Avenue
                              New York, New York 10172
                              UNITED STATES;

                        (iv)  Federico Guillermo Cabo Alvarez
                              Pablo Neruda #2640, Suite 702
                              Guadalajara, Jalisco
                              MEXICO 44630;

                        (v)   John Campbell
                              Appleby, Spurling & Kempe
                              Cedar House
                              41 Cedar Avenue
                              Hamilton HM EX
                              BERMUDA;

                        (vi)  Wyndham H. Carver
                              Rondie Wood House
                              Near Milland
                              Liphook
                              Hampshire
                              UNITED KINGDOM;



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                        (vii) Tonesan Amissah-Furbert
                              Appleby, Spurling & Kempe
                              Cedar House
                              41 Cedar Avenue
                              Hamilton HM EX
                              BERMUDA

                      (viii)  David K. Haines
                              American Craft Brewing International Limited
                              Unit A1, 1/F, Vita Tower
                              29 Wong Chuk Hang
                              Aberdeen, HONG KONG; and

                      (ix)    Joseph E. Heid
                              Sara Lee Corporation
                              3 First National Plaza
                              Chicago, IL 60602

                                   ARTICLE VII

               This Agreement shall be governed by the laws of Bermuda, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

               IN WITNESS WHEREOF, Craft and American Brewing International have each caused this Agreement to be executed by its authorized officer as of the date first above written.


                                       AMERICAN CRAFT BREWING
                                       INTERNATIONAL LIMITED, a
                                       British Virgin Islands company



                                       /s/ Peter W. H. Bordeaux
                                       _________________________________________
                                       By: Peter W. H. Bordeaux
                                       Title:  Chairman



                                       AMERICAN CRAFT BREWING
                                       INTERNATIONAL LIMITED, a
                                       Bermuda company



                                       /s/ Peter W. H. Bordeaux
                                       _________________________________________
                                       By: Peter W. H. Bordeaux
                                       Title:  Chairman


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